                                                                     Exhibit 1.1


                                 EXECUTION COPY

                           SCHERING-PLOUGH CORPORATION

                              5.300% Notes due 2013
                              6.500% Notes due 2033


                                 TERMS AGREEMENT

                                November 21, 2003

Schering-Plough Corporation
2000 Galloping Hill Road
Kenilworth, New Jersey  07033

Dear Sirs:

      We (the "Representative") understand that Schering-Plough Corporation (the "Company") proposes to issue and sell (1) $1,250,000,000 aggregate principal amount of its 5.300% Notes due 2013 and (2) $1,150,000,000 aggregate principal amount of its 6.500% Notes due 2033 (together, the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the Company has agreed to sell to the underwriters named below (the "Underwriters"), and the Underwriters have agreed, severally and not jointly, to purchase from the Company, the principal amount of Underwritten Securities set forth below opposite their respective names at the purchase price set forth below.

                                         Principal Amount of   Principal Amount of
                                                5.300%               6.500%
            Underwriter                    Notes due 2013       Notes due 2033
            -----------                    --------------       ------------------
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated         $  361,500,000        $  332,580,000

Citigroup Global Markets Inc.                361,500,000           332,580,000
Banc of America Securities LLC               232,250,000           213,670,000
Credit Suisse First Boston LLC               232,250,000           213,670,000
BNP Paribas Securities Corp.                  12,500,000            11,500,000
BNY Capital Markets, Inc.                     12,500,000            11,500,000
ING Financial Markets LLC                     12,500,000            11,500,000
Mellon Financial Markets, LLC                 12,500,000            11,500,000
The Williams Capital Group, L.P.              12,500,000            11,500,000

                     Total                $1,250,000,000        $1,150,000,000
                                          ==============        ==============

            The Underwritten Securities shall have the following terms:

Title of Underwritten Securities:   5.300% Notes due 2013 (the "10-Year Notes"), and
                                    6.500% Notes due 2033 (the "30-Year Notes").

Principal amount to be issued:      $1,250,000,000 for the 10-Year Notes and
                                    $1,150,000,000 for the 30-Year Notes.

Current ratings:                    Moody's Investors Service, Inc.: A3;
                                    Standard & Poor's Rating Services:  A+;
                                    Fitch, Inc.: A-.

Interest rate:                      5.300% per annum for the 10-Year Notes; and
                                    6.500% per annum for the 30-Year Notes.

Interest Payment Dates:             June 1 and December 1, commencing
                                    June 1, 2004

Maturity Date:                      2013 for the 10-Year Notes, and
                                    2033 for the 30-Year Notes.

Redemption provisions:              Each of the Underwritten Securities will be
                                    redeemable as a whole or in part, at the
                                    Company's option at any time, at a
                                    redemption price equal to the greater of (A)
                                    100% of the principal amount of such
                                    Underwritten Securities and (B) the sum of
                                    the present values of the remaining
                                    scheduled payments of principal and interest
                                    thereon (exclusive of interest accrued to
                                    the date of redemption) discounted to the
                                    redemption date on a semiannual basis
                                    (assuming a 360-day year consisting of
                                    twelve 30-day months) at the Treasury Rate
                                    (to be defined in the supplementary
                                    indenture under which the Underwritten
                                    Securities will be issued) plus, in the case
                                    of the 10-Year Notes, 25 basis points, and,
                                    in case of the 30-Year Notes, 35 basis
                                    points, plus, in each case, accrued and
                                    unpaid interest thereon to the date of
                                    redemption.

Sinking fund requirements:          The Underwritten Securities will not be
                                    entitled to the benefit of a sinking fund.

Initial public offering price:      99.631% (which equals $1,245,387,500), in
                                    the case of the 10-Year Notes, and 99.281%
                                    (which equals $1,141,731,500), in the case
                                    of the 30-Year Notes, plus, in each case,
                                    accrued interest, if any, from November 26,
                                    2003.

Purchase price:                     98.981% (which equals $1,237,262,500), in
                                    the case of the 10-Year Notes, and 98.406%
                                    (which equals, $1,131,669,000), in the case
                                    of the 30-Year Notes, plus, in each case,
                                    accrued interest, if any, from November 26,
                                    2003 (payable in same-day funds).

Form:                               Global Notes through the facilities of The
                                    Depository Trust Company

Closing Date and Location:          November 26, 2003, 9:00 a.m., New York City time
                                    Shearman & Sterling
                                    599 Lexington Avenue
                                    New York, New York  10022

      All of the provisions contained in the document attached as Annex A hereto entitled "Schering-Plough Corporation-Debt Securities - Underwriting Agreement Basic Provisions" (the "Basic Provisions") are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

      Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                           Very truly yours,

                                           Merrill Lynch, Pierce, Fenner & Smith
                                                       Incorporated
                                           Citigroup Global Markets Inc.
                                           Banc of America Securities LLC
                                           Credit Suisse First Boston LLC
                                           BNP Paribas Securities Corp.
                                           BNY Capital Markets, Inc.
                                           ING Financial Markets LLC
                                           Mellon Financial Markets, LLC
                                           The Williams Capital Group, L.P.

                                    By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED

                                    By:  /s/ Richard Luciano
                                         -------------------------------------
                                         Title:

                                    On behalf of themselves and the other
                                    Underwriters named above


Accepted:

SCHERING-PLOUGH CORPORATION

By: /s/ E. Kevin Moore
    ----------------------------
    Title: Vice President and
           Treasurer

                                                                  EXECUTION COPY

                                                                         ANNEX A

                           SCHERING-PLOUGH CORPORATION
                           (A NEW JERSEY CORPORATION)

            DEBT SECURITIES - UNDERWRITING AGREEMENT BASIC PROVISIONS

      Schering-Plough Corporation (the "Company") proposes to issue and sell up to $2,400,000,000 aggregate initial public offering price of its debt securities (the "Securities"), from time to time on terms to be determined at the time of sale. The Securities will be issued under an indenture dated as of November 26, 2003 (the "Base Indenture") and a supplemental indenture dated as of November 26, 2003 (the "Supplemental Indenture" which, together with the Base Indenture, is referred to as the "Indenture") between the Company and The Bank of New York, trustee. Each issue of Securities may vary, as applicable, as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption provisions and sinking fund requirements, if any, and any other variable terms which the Indenture contemplates may be set forth in the Securities as issued from time to time.

      This is to confirm the arrangements with respect to the purchase of the Underwritten Securities from the Company by the Representative and the several Underwriters listed in the applicable terms agreement entered into between the Representative and the Company of which this Underwriting Agreement is Annex A thereto (the "Terms Agreement"). With respect to any particular Terms Agreement, the Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as the "Agreement". Terms defined in the Terms Agreement are used herein as therein defined.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-102970) in respect of certain of the Company's securities and has filed such amendments thereto as may have been required to the date of the Terms Agreement. Such registration statement, as amended, has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement, as amended, and the prospectuses constituting a part thereof, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Securities Act of 1933, as amended (the "1933 Act"), or otherwise, and including any registration statement filed pursuant to Rule 462(b) of the 1933 Act, are collectively referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however, that all references to the "Registration Statement" and the "Prospectus" will include all documents incorporated therein by reference and filed prior to the execution of the applicable Terms Agreement, and provided further, that a supplement of the Prospectus contemplated by Section 3(a) (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates.

      SECTION 1. Representations and Warranties. The Company represents and warrants to the Representative and to each Underwriter named in a Terms Agreement as of the date thereof (the "Representation Date"), as follows:

            (a) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, complied in all material respects with the requirements of the 1933 Act, the rules and regulations thereunder (the "Regulations") and the 1939 Act. The Registration Statement, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility under the 1939 Act (Form T-1) of the Trustees under the Indenture.

            (b) The financial statements (as supplemented by the related notes and schedules) included in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries on a consolidated basis, as at the dates indicated, and the respective results of operations for the periods specified therein, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved.

            (c) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at the time any amendments thereto become effective or hereafter during the period specified in Section 3(b), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be disclosed or incorporated in or contemplated by the Registration Statement and Prospectus as of the date of the applicable Terms Agreement: (i) there has not been any material adverse change in the financial condition, or in the results of operations, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect") and (ii) there have not been any transactions entered into by the Company or its subsidiaries not in the ordinary course of business including borrowings for the acquisition of receivables and other operations other than transactions that are not material in relation to the Company and its subsidiaries considered as one enterprise.

            (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

            (f) The execution and delivery of this Agreement and the Indenture, and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, loan agreement, contract or other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, except for such breaches, defaults, liens, charges or encumbrances that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, nor, to its knowledge, will such action result in any material violation of any applicable law, order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, except for such violations that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, and nor will such action result in any violation of the provisions of the charter or by-laws of the Company.

            (g) The applicable Indenture has been, or prior to the issuance of the Securities thereunder will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as enforcement thereof may be limited by requirements that a claim with respect to any Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at an exchange rate prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payment outside the United States.

            (h) The Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Underwritten Securities) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture against payment of the consideration therefor in accordance with this Agreement, the Underwritten Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture and the Underwritten Securities and except as enforcement thereof may be limited by requirements that a claim with respect to any Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at an exchange rate prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payment outside the United States.

            (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Underwriting Agreement or the applicable Terms Agreement or for the use of proceeds by the Company described under the Prospectus or for the performance by the Company of the transactions contemplated by this Underwriting Agreement, such Terms Agreement or any applicable Indenture, except (1) such as have been already made, obtained or rendered, as applicable, (2) as may be required under state securities or blue sky laws, or (3) as disclosed in or incorporated by reference into the Registration Statement or the Prospectus.

            (j) Except as disclosed in or incorporated by reference into the Registration Statement or the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened in writing, against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or that would reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under this Underwriting Agreement, the applicable Terms Agreement or any applicable Indenture or the performance by the Company of its obligations hereunder and thereunder. Except for such proceedings, investigations and claims disclosed in or incorporated by reference into the Registration Statement or the Prospectus, the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject would not reasonably be expected to result in a Material Adverse Effect.

            (k) Deloitte & Touche LLP are independent certified public accountants as required by the 1933 Act and the Regulations.

            (l) The Company is not, and upon issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

      Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with an offering of Underwritten Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby and as of the date of such certificate, to each Underwriter participating in such offering.

      SECTION 2. Purchase and Sale. The obligations of the Underwriters to purchase, and the Company to sell, the Underwritten Securities shall be evidenced by the Terms Agreement. Unless otherwise specified therein, the Terms Agreement specifies the principal amount of the Securities, the names of the Underwriters participating in the offering (subject to substitution as provided in Section 10 hereof) and the principal amount of Underwritten Securities which each Underwriter severally has agreed to purchase, the purchase price to be paid by the Underwriters for the Underwritten Securities, the initial public offering price, if any, of the Underwritten Securities and any terms of the Underwritten Securities not already specified in the Indenture, pursuant to which they are being issued (including, but not limited to, designations, denominations, current ratings, interest rates or formulas and payment dates, maturity dates, redemption provisions and sinking fund requirements).

      The several commitments of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

      Payment of the purchase price for, and delivery of, any Underwritten Securities to be purchased by the Underwriters shall be made at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the Terms Agreement or such other time as shall be agreed upon by the Representative and the Company (each such time and date being referred to as a "Closing Time"). Unless otherwise specified in the Terms Agreement, payment shall be made to the Company by wire transfer of immediately available funds to such account(s) as the Company may designate in writing against delivery to the Representative for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. The Underwritten Securities or the certificates therefor shall be in such denominations and registered in such names as the Representative may request in writing at least two business days prior to the applicable Closing Time. The Underwritten Securities or the certificates therefor, which may be in temporary form, will be made available for examination and packaging by the Representative on or before the first business day prior to Closing Time.

      SECTION 3. Covenants of the Company. The Company covenants with the Representative, and with each Underwriter participating in the offering of Underwritten Securities, as follows:

            (a) As soon as reasonably practicable following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Underwritten Securities and their terms not otherwise specified in the Indenture pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Underwritten Securities which each severally has agreed to purchase, the name(s) of the Underwriter(s) acting as co-manager(s) in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as the Representative and the Company deem appropriate in connection with the offering of the Underwritten Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as the Representative shall reasonably request.

            (b) If, at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, any event shall occur or condition exist as a result of which it is necessary to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary so that such statements will not, in the light of the circumstances at the time the Prospectus is so required to be delivered, be misleading or so that the Registration Statement and Prospectus comply with such requirements.

            (c) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, earning statements (in form complying with the provisions of Rule 158, or any applicable successor rule, under the 1933 Act) covering 12-month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement relating to Underwritten Securities.

            (d) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, the Company will give the Representative notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Representative with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing.

            (e) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Underwritten Securities, the Company will notify the Representative promptly of (i) the effectiveness of any amendment to the Registration Statement, (ii) the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act,

      (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any supplement to the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every commercially reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to promptly obtain the lifting thereof.

            (f) During the period specified in (b) above, the Company will deliver to the Representative as many signed and conformed copies of the registration statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Representative may reasonably request.

            (g) The Company will endeavor in good faith to qualify the Underwritten Securities for offer and sale under the applicable securities laws of such jurisdictions as the Representative may reasonably designate; provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will maintain such qualifications in effect for as long as may be reasonably required for the distribution of the Underwritten Securities, provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

            (h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the sale of the Underwritten Securities, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

            (i) Between the date of the Terms Agreement and the Closing Time with respect to the Underwritten Securities covered thereby, except for the issuance of debt securities, the Company will not, without the Representative's prior consent, offer to sell, or enter into any agreement to sell, any new issue of debt securities of the Company with a maturity of more than one year, including additional Securities (other than borrowings under the Company's revolving credit agreements).

      SECTION 4. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company contained herein or in certificates of the Company's officers furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

            (a) At the applicable Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and (ii) the Underwritten Securities shall have the ratings accorded by any "nationally recognized statistical rating organization", as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and the Company shall have delivered to the Representative a letter, dated as of such date, from each such rating organization, or other evidence reasonably satisfactory to the Representative, confirming that the Underwritten Securities have such ratings, and except as stated therein, since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Underwritten Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of the Company's other securities other than an announcement with positive implications of a possible upgrading.

            (b) At the applicable Closing Time, the Representative shall have received:

                  (1) The opinion dated as of the applicable Closing Time, of Wachtell, Lipton, Rosen & Katz, counsel for the Company, in form and substance reasonably satisfactory to the Representative, to the effect that:

                        (i) This Agreement has been duly authorized, executed and delivered by the Company.

                        (ii) The Indenture pursuant to which Underwritten Securities are being issued has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as enforcement thereof is subject, in the case of Underwritten Securities denominated in a foreign currency or currency unit, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars.

                        (iii) The Underwritten Securities have been duly
                  authorized by the Company and, when executed and authenticated as specified in the Indenture, and delivered against payment pursuant to this Agreement, the Underwritten Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as enforcement thereof is subject, in the case of Underwritten Securities denominated in a foreign currency or currency unit, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars.

                        (iv) The Underwritten Securities and the Indenture conform in all material respects as to legal matters to the descriptions thereof in the Prospectus.

                        (v) The Indenture has been duly qualified under the 1939 Act.

                        (vi) The Registration Statement is effective under the 1933 Act and, to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                        (vii) Except where the failure to file or to obtain such
                  authorization, approval, consent, license, order, registration, qualification or decree, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or as disclosed in or incorporated by reference into the Registration Statement or Prospectus or as required under state securities or blue sky laws, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution or delivery by the Company of the Underwriting Agreement or the applicable Terms Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, the Underwriting Agreement, such Terms Agreement or the Indenture, other than under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, which have already been made, obtained or rendered, as applicable.

                        (viii) The execution and delivery of this Agreement, the
                  fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated will not conflict with the charter or by-laws of the Company.

      Such opinion shall also state that in the course of such counsel's review and discussion in connection with the preparation of the Registration Statement and Prospectus, although such counsel has not independently verified, and is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of, or otherwise verified the statements made therein, other than those mentioned in (iv) of subsection 4(b)(1) of this Section, no facts have come to such counsel's attention that lead such counsel to believe (i) that the Registration Statement or any amendment thereto (except for the financial statements and other financial data included therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective or at the time an Annual Report on Form 10-K was filed (whichever is later), or at the date of the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering such opinion, such counsel may rely, without independent verification, (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware and New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for the Underwriter; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such counsel may further state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. Such opinion may contain customary assumptions, exceptions, limitations, qualifications and comments.

            (2) The opinion, dated as of the applicable Closing Time, of the General Counsel or Assistant General Counsel of Schering-Plough Corporation to the effect that:

                  (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of New Jersey.

                  (ii) The Company is duly qualified to transact business and is in good standing in the States of Arkansas, Georgia, Tennessee and Texas.

                  (iii) The execution and delivery of this Agreement, the
            Indenture, the fulfillment of the terms herein and therein set forth and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the charter or by-laws of the Company or, except for such conflicts, breaches or defaults that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, any agreement, indenture or other instrument known to such counsel of which the Company is a party or by which it is bound, or any law, administrative regulation or administrative or court order known to him to be applicable to the Company.

                  (iv) Except as disclosed in or incorporated by reference into the Registration Statement or the Prospectus, to their knowledge, there is not pending or threatened in writing any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its subsidiaries thereof is subject, before or by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement, the applicable Terms Agreement or the Indenture or the performance by the Company of its obligations thereunder.

                  (v) The Registration Statement and Prospectus, and each amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel need express no opinion), excluding the documents incorporated by reference therein, as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act, the 1939 Act and the Regulations.

                  (vi) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

      Such opinion shall also state that in the course of such counsel's review and discussion in connection with the preparation of the Registration Statement and Prospectus, although such counsel has not independently verified, and is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of, or otherwise verified the statements made therein, no facts have come to such counsel's attention that lead such counsel to believe (i) that the Registration Statement or any amendment thereto (except for the financial statements and other financial data included therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective or at the time an Annual Report on Form 10-K was filed (whichever is later), or at the date of the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (3) The opinion, dated as of the applicable Closing Time, of Lowenstein Sandler PC, special counsel of Schering-Plough Corporation to the effect that:

                  (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of New Jersey.

                  (ii) This Agreement has been duly authorized, executed and delivered by the Company.

                  (iii) The Indenture pursuant to which Underwritten Securities are being issued has been duly authorized, executed and delivered by the Company.

                  (iv) The Underwritten Securities have been duly authorized by the Company.

                  (v) The execution and delivery of this Agreement, the Indenture, the fulfillment of the terms herein and therein set forth and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the charter or by-laws of the Company or, except for such conflicts, breaches or defaults that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, any agreement, indenture or other instrument known to such counsel of which the Company is a party or by which it is bound, or any law, administrative regulation or administrative or court order known to him to be applicable to the Company.

                  (vi) Except where the failure to file or to obtain such authorization, approval, consent, license, order, registration, qualification or decree, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or as disclosed in or incorporated by reference into the Registration Statement or Prospectus or as required under state securities or blue sky laws, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution or delivery by the Company of the Underwriting Agreement or the applicable Terms Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, the Underwriting Agreement, such Terms Agreement or the Indenture, other than under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, which have already been made, obtained or rendered, as applicable.

      Such opinion may contain customary assumptions, exceptions, limitations, qualifications and comments.

            (4) The favorable opinion, dated as of the applicable Closing Time, of Shearman & Sterling counsel for the Underwriters, with respect to the matters set forth in (i) to (vii), inclusive, and the last paragraph, of subsection (b)(1) of this Section.

      (c) At the applicable Closing Time, there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect or any development that would likely result in a prospective material adverse change in the financial condition, or in the results of operations, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company, dated as of such Closing Time, to the effect that there has been no such Material Adverse Effect or any development that would likely result in a prospective material adverse change in the financial condition, or in the results of operations, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and to the effect that the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date.

      (d) The Representative shall have received from Deloitte & Touche LLP or other independent certified public accountants acceptable to the Representative a letter, dated as of the date of the Terms Agreement and delivered at such time, in form heretofore agreed to containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the Registration Statement and the Prospectus.

      (e) The Representative shall have received from Deloitte & Touche LLP or other independent certified public accountants acceptable to the Representative a letter, dated as of the applicable Closing Time, reconfirming or updating the letter required by subsection (d) of this Section to the extent that may be reasonably requested by the Representative.

      (f) At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings.

      If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

      SECTION 5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement and all amendments thereto,
(ii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Underwritten Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Surveys and Legal Investment Surveys, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the registration statements and all amendments thereto, of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Indenture and any Blue Sky Surveys and Legal Investment Surveys, (vii) the fees, if any, of rating agencies for rating the Underwritten Securities and (viii) the fees and expenses, if any, incurred in connection with the listing of the Underwritten Securities on any national securities exchange.

      If this Agreement is terminated by the Representative in accordance with the provisions of Section 4 or Section 9(i), the Company shall reimburse the Underwriters named in the Terms Agreement for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom, of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or was made in reliance upon the Form T-1 of the Trustees under the Indenture;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

            (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made based upon written information furnished to the Company by any Underwriter through the Representative, expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and provided further that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling any Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, within a reasonable period of time prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 3(a) hereof.

            (b) Each Underwriter severally agrees that it will indemnify and hold harmless the Company and each of its officers who signs the Registration Statement and each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company, but only with respect to statements or omissions made in the Prospectus (or any amendment or supplement thereto) or the Registration Statement (or any amendment thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

            (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent the indemnifying party is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent (which consent will not be unreasonably withheld) of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      SECTION 7. Contribution. If the indemnification provisions provided in
Section 6 above should under applicable law be unenforceable in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Underwritten Securities or (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Underwritten Securities as set forth on such cover. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under Section 6 above including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company and the Underwriters, directly or through the Representative of the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations as set forth opposite their respective names in the applicable Terms Agreement and not joint.

      The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer who signs the Registration Statement and each director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act.

      SECTION 8. Agreements to Survive Delivery. All agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Underwritten Securities to the Underwriters.

      SECTION 9. Termination. The Representative may terminate this Agreement, immediately upon notice to the Company, at any time prior to the applicable Closing Time (i) if there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect or any development that would likely result in a prospective material adverse change in the financial condition, or in the results of operations, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (iii) if trading on the New York Stock Exchange has been suspended or materially limited and such suspension or limitation makes it, in the reasonable judgment of the Representative, impracticable or inadvisable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States. In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of

Underwritten Securities shall remain in effect so long as any Underwriter retains beneficial ownership of any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(c) (to the extent there has been a sale of securities), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution agreement set forth in Section 7 and the provisions of Sections 8 and 13 shall remain in effect.

      SECTION 10. Default. If one or more of the Underwriters participating in an offering of Securities shall fail at the applicable Closing Time to purchase the Underwritten Securities which it is or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representative shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

            (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Underwritten Securities to be purchased pursuant to the Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the aggregate underwriting obligations of all such non-defaulting Underwriters, or

            (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Underwritten Securities to be purchased pursuant to such Terms Agreement and arrangements satisfactory to the Representative and the Company for the purchase of such Defaulted Securities are not made within 24 hours after such default, the Terms Agreement shall terminate without any liability on the part of any non-defaulting Underwriters or the Company.

      As used in this Section only, the aggregate amount or aggregate principal amount of Underwritten Securities shall mean the aggregate principal amount of any Securities.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement and the Terms Agreement.

      In the event of a default by any Underwriter or Underwriters as set forth in this Section, either the Representative or the Company shall have the right to postpone the applicable Closing Time for a period ending as soon as practicable after the original Closing Time, but in any event not exceeding seven days after the original Closing Time, in order that any required changes, if any, in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

      SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative; notices to the Company shall be directed to it at 2000 Galloping Hill Road, Kenilworth, New Jersey 07033, Attention: Mr. Joseph LaRosa, Secretary and Associate General Counsel.

      SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party hereto, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

      SECTION 14. Counterparts. The Terms Agreement may be executed in one or more counterparts each of which shall be an original, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument with the same effect as if the signatures thereto and hereto were upon the same instrument.

      SECTION 15. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.